Exhibit 5


                         [LETTERHEAD OF BLANK ROME LLP]










                                                               November 16, 2004




Candie's, Inc.
215 West 40th Street
New York, New York 10018

Gentlemen:

             You have requested our opinion with respect to the offer and sale by a selling stockholder pursuant to the Registration Statement on Form S-3 ("Registration Statement") under the Securities Act of 1933, as amended (the "Act"), to be filed by Candie's, Inc. (the "Company") with the Securities and Exchange Commission, of (i) 214, 981 shares (the "Issued Shares") of the Company's common stock, $.001 par value, (the "Common Stock") previously issued by the Company to the selling stockholder pursuant to the terms of an Asset Purchase Agreement dated October 29, 2004 among the Company, a wholly-owned subsidiary of the Company, the selling stockholder and the stockholder of the selling stockholder (the "Asset Purchase Agreement") and (ii) such additional shares of Common Stock that may be issued by the Company to the selling stockholder under certain circumstances specified in the Asset Purchase Agreement as an adjustment to the purchase price of the assets acquired by the Company under the terms of the Asset Purchase Agreement (the "Additional Shares").

         We have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deemed necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon representations of executive officers of the Company.

         Based upon the foregoing, it is our opinion that: (i) the Issued Shares have validly issued and are fully paid and non assessable and (ii) the Additional Shares, if issued pursuant to the terms of the Asset Purchase Agreement, will be validly issued and will be fully paid and non assessable.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act of 1933 or the General Rules and Regulations promulgated thereunder.

                                Very truly yours,


                               /s/ Blank Rome LLP

                                 BLANK ROME LLP